SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): January 12, 2000


                           HOMESERVICES.COM INC.
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)


           000-27327                                41-1945806
     (Commission File No.)                (IRS Employer Identification No.)


                    6800 FRANCE AVENUE SOUTH, SUITE 600
                           EDINA, MINNESOTA 55435
           (Address of principal executive offices and zip code)


     Registrant's telephone number, including area code: (612) 928-5900



 ITEM 5. OTHER EVENTS.

      On January 12, 2000, the Registrant issued 1,500 shares of its Series A Non-Voting Convertible Preferred Stock (the "Preferred Stock") to U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray") in exchange for 1,500,000 shares of the Registrant's common stock. The exchange of Preferred Stock for common stock enables Piper Jaffray, which is an affiliate of U.S. Bancorp, to satisfy the Bank Holding Company Act of 1956 requirements that a bank holding company and its affiliates own less than 5% of the voting stock of a publicly traded corporation. Each share of Preferred Stock is convertible into 1,000 shares of common stock at any time at Piper Jaffray's option and is also subject to automatic conversion upon transfer by Piper Jaffray to any person that is not a bank holding company or an affiliate thereof and upon the liquidation of the Registrant. The Preferred Stock does not have any redemption preference or voting rights (except as required by law). The Preferred Stock has the same right to dividends as the common stock.

 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (C)  EXHIBITS.

           3.1 The Registrant's Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock.

           10.1 Stock Exchange Agreement between the Registrant and U.S. Bancorp Piper Jaffray Inc.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HOMESERVICES.COM INC.


 Dated:   Janurary 13, 2000          By: /s/ Steven A. McArthur
                                        ----------------------------------
                                        Name:  Steven A. McArthur
                                        Title: Senior Vice President




                             INDEX TO EXHIBITS

 3.1 Registrant's Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock.

 10.1 Stock Exchange Agreement between the Registrant and U.S. Bancorp Piper Jaffray Inc.